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EXHIBIT  1

ACCOUNTANT LETTER

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      HIXSON, MARIN, POWELL & DeSANCTIS, P.A. CERTIFIED PUBLIC ACCOUNTANTS
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       DAVID L. HIXSON, C.P.A. RAYMOND F. MARIN, C.P.A. DONALD F. POWELL,
                       C.P.A. PETER V. DeSANCTIS, C.P.A.

16100 NORTHEAST 16TH AVENUE, SUITE B                         3300 PGA BOULEVARD
NORTH MIAMI BEACH, FLORIDA 33162                       GARDENS PLAZA, SUITE 810
DADE:  (305) 944-7001                              PALM BEACH GARDENS, FL 33410
BROWARD:  (954) 920-1311                                    TEL: (561) 624-5700
FAX:  (305) 944-6637                                        FAX: (561) 624-5702

RESPOND TO:  |X|                                           RESPOND TO: / /

May 11, 1999

Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C. 20549

RE:  International Realty Group, Inc.

Dear Sir/ Madam:

Pursuant to the request of the above referenced Company, we affirm that:

         1. We have read the Company's response to Item 4 of Form 8-K/A dated May 11, 1999, and;

         2.   We agree with the response.

Sincerely,

Hixson, Marin, Powell & DeSanctis, P.A.

   /s/ Raymond F. Marin
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By:      Raymond F. Marin